Exhibit 99.1

bluebird bio Reports Second Quarter 2024 Results and Highlights Operational Progress and 2024 Guidance

- 27 patient starts to date in 2024 (19 ZYNTEGLO, 4 LYFGENIA, 4 SKYSONA); anticipate approximately 85 patient starts across the portfolio as LYFGENIA patient starts accelerate in the second half of 2024 -

- Second quarter 2024 net revenue of $16.1 million -

- Cash runway into Q2 2025 based on current operating plans and cash on hand -

- Management to host conference call today, August 14, 2024 at 8:00 am ET -

SOMERVILLE, Mass. – August 14, 2024 – bluebird bio, Inc. (NASDAQ: BLUE) (“bluebird bio” or the “Company”) today reported second quarter results and business highlights for the quarter ended June 30, 2024, including recent commercial and operational progress.

“We are seeing clear evidence that our commercial launch is accelerating, with over 20 cell collections completed in sickle cell disease and beta-thalassemia to date in 2024, and more than 40 additional patients already scheduled to initiate the treatment journey for a bluebird gene therapy by the end of this year,” said Andrew Obenshain, chief executive officer, bluebird bio. “We are further encouraged by the commitment to provide patient access across both commercial and government payers, most recently conveyed through multiple positive Medicaid decisions and the growing number of published coverage policies for LYFGENIA, and we expect approximately 85 patient starts across our portfolio this year.”

COMMERCIAL LAUNCH UPDATES

LYFGENIA™ launch building (lovotibeglogene autotemcel); continued commercial momentum for ZYNTEGLO™ (betibeglogene autotemcel) and SKYSONA™ (elivaldogene autotemcel)

•27 patient starts completed across portfolio to date in 2024 (19 ZYNTEGLO, 4 LYFGENIA, 4 SKYSONA).
•Launch momentum building with more than 40 additional patients scheduled for cell collection across commercial portfolio through year end.
•Successfully completed manufacturing and release testing for first commercial LYFGENIA patient and the first infusion is being scheduled.
•Rapid acceleration projected for ZYNTEGLO following the recent approval of additional manufacturing capacity.

Validated access and reimbursement strategy is driving favorable coverage landscape

•Significant progress with formalized paths to market access. To date, more than half of Medicaid-insured individuals with sickle cell disease in the U.S. live in a state that has affirmed coverage for LYFGENIA through a preferred drug list or published coverage criteria.

•Nearly 20% of Medicaid-insured individuals with sickle cell disease in the U.S. live in a state that has already completed prior authorization approval for the use of LYFGENIA for at least one patient.
•Multiple outcomes-based agreements are published and in place for LYFGENIA with national commercial payer organizations, representing more than 200 million U.S. lives.
•Timely access to ZYNTEGLO and SKYSONA has continued, with zero ultimate denials to date for either therapy across both Medicaid and commercial payers.

Substantial QTC footprint established

•bluebird has activated more than 70 total QTCs for LYFGENIA and ZYNTEGLO (defined as a signed MSA).
•Six centers are activated to administer SKYSONA for patients with cerebral adrenoleukodystrophy (CALD).

RECENT COMPANY UPDATES

James Sterling appointed as Chief Financial Officer

•Effective June 10, James Sterling became Chief Financial Officer of bluebird bio. Mr. Sterling most recently served as chief financial officer of Renalytix plc, a diagnostics company focused on clinical management of kidney disease. Mr. Sterling was previously managing partner at Renwick Capital LLC, and managing director at investment banks Brock Capital Group LLC and Aleutian Capital Group. He also serves as a board director for a fund managed by Star Mountain Capital. Mr. Sterling has experience as a management consultant at Booz Allen Hamilton. He received his B.A. from Boston University and an M.B.A. from Columbia Business School.

Michael Cloonan appointed to bluebird bio’s Board of Directors

•On June 20, 2024, Michael Cloonan was appointed to bluebird bio’s Board of Directors. Mr. Cloonan is currently President and Chief Executive Officer of Sionna Therapeutics. He was previously Chief Operating Officer at Sage Therapeutics leading all business and G&A functions. During his four years with Sage, he helped lead the growth of the organization through multiple capital raises, the launch of the company’s first product, and execution of a transformational, multi-billion-dollar collaboration. An experienced and respected global biotech leader, Mr. Cloonan has over 20 years of biopharma experience across global organizations in various business and commercial roles.

2024 GUIDANCE

•The Company anticipates approximately 85 patient starts (cell collections) combined across its portfolio of three FDA approved therapies (LYFGENIA, ZYNTEGLO, SKYSONA) in 2024. Consistent with previous quarters, bluebird plans to provide quarterly updates on patient starts by indication for each of its therapies.
•The Company continues to anticipate gross-to-net discounts across all three products to be in the range of 20% to 25% of gross revenue in 2024 and expects they will fluctuate based on product and payer mix, as well as utilization of outcomes-based agreements for LYFGENIA and ZYNTEGLO.

•Based on projected timelines from cell collection to infusion, the Company anticipates recognizing revenue from its first infusion of LYFGENIA in the third or fourth quarter of 2024.

SECOND QUARTER FINANCIAL HIGHLIGHTS

•Cash Position: The Company’s cash, cash equivalents and restricted cash balance was approximately $193 million, including restricted cash of approximately $49 million, as of June 30, 2024.

Based on current operating assumptions, bluebird expects its cash and cash equivalents as of June 30, 2024 will be sufficient to fund its operations into the second quarter of 20251, not accounting for the cash minimums required under the Company’s loan agreement with Hercules Capital, Inc. and excluding receipt of any future tranches under the agreement.

The Company has also renegotiated certain terms of its loan agreement with Hercules Capital, Inc. and is eligible to receive two future tranches totaling $50 million, contingent upon achievement of patient start and product delivery milestones and completion of additional financing. These tranches take the place of previously agreed tranches tied to patient starts and gross profit.

•Revenue, net: Total revenue, net was $16.1 million for the three months ended June 30, 2024, compared to $6.9 million for the three months ended June 30, 2023. The increase of $9.2 million was due to increased ZYNTEGLO product revenue.

On March 26, 2024, bluebird announced that it will restate its consolidated financial statements as of and for the year ended December 31, 2022, and for each of the first three quarters of 2022 and 2023 in its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K"). The restatements relate to the identification of leases and the treatment of non-lease components contained in lease agreements. The restatement is not expected to impact the Company’s cash position or revenue. As a result of the restatement, the Company is delayed in filing its 2023 Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 (the “Q1 2024 Form 10-Q") and June 30, 2024 (the “Q2 2024 Form 10-Q”). The Company is continuing to work expeditiously to complete these filings.

The financial results included in this press release represent the most current information available to the Company’s management. The Company expects that its actual results to be reported in its Q2 2024 Form 10-Q will not differ materially from the results included herein, however, these results are subject to change following the completion of the Company’s financial close procedures and the review of its consolidated financial statements for the quarter ended June 30, 2024.

CONFERENCE CALL DETAILS

bluebird will hold a conference call to discuss its second quarter 2024 results and business updates today, Wednesday, August 14, 2024, at 8:00 am ET.

1 Taking into account the minimum cash requirements under the Company’s loan agreement with Hercules Capital, Inc., bluebird expects its cash and cash equivalents will be sufficient to fund its operations into the first quarter of 2025.

To participate in the conference call, please dial +1 (800) 715-9871 (U.S. and Canada) and ask to be joined into the bluebird call or provide the Conference ID 2776050.

The live webcast of the call may be accessed by visiting the “Events & Presentations” page within the Investors & Media section of the bluebird website at http://investor.bluebirdbio.com. A replay of the webcast will be available on the bluebird website for 90 days following the event.

About bluebird bio, Inc.
bluebird bio is pursuing curative gene therapies to give patients and their families more bluebird days.

Founded in 2010, bluebird has been setting the standard for gene therapy for more than a decade—first as a scientific pioneer and now as a commercial leader. bluebird has an unrivaled track record in bringing the promise of gene therapy out of clinical studies and into the real-world setting, having secured FDA approvals for three therapies in under two years. Today, we are proving and scaling the commercial model for gene therapy and delivering innovative solutions for access to patients, providers, and payers.

With a dedicated focus on severe genetic diseases, bluebird has the largest and deepest ex-vivo gene therapy data set in the field, with industry-leading programs for sickle cell disease, β-thalassemia and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

bluebird continues to forge new paths as a standalone commercial gene therapy company, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

bluebird bio, LYFGENIA, ZYNTEGLO and SKYSONA are registered trademarks of bluebird bio, Inc. All rights reserved.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements, such as statements regarding the number of anticipated patient starts across bluebird’s portfolio of therapies; the Company’s anticipated cash runway; the Company’s expectations regarding its ability to maintain compliance with, and access future tranches under, its term loan facility; the Company’s expectations with respect to the commercialization of its products, including without limitation, the acceleration of patient starts, the timing of revenue recognition, anticipated gross-to-net discounts; and the Company’s ability to establish favorable coverage for its therapies; and expectations regarding the Company’s restatement of certain historical financial statements and the timing for filing of its 2023 Form 10-K, Q1 2024 Form 10-Q and Q2 2024 Form 10-Q. Such forward-looking statements are based on historical performance and current expectations and projections about bluebird’s future goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond bluebird’s control and could cause bluebird’s future goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect bluebird bio’s business, particularly those identified in the risk factors discussion in bluebird bio’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by its subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission, including our Prospectus Supplement, dated December 19, 2023. These risks and uncertainties include, but are not limited to: delays and challenges in bluebird’s commercialization and manufacturing of its products, including challenges in manufacturing vector for ZYNTEGLO and SKYSONA to meet current demand; the internal and external costs required for bluebird’s ongoing and planned activities, and the resulting impact on expense and use of cash, has been, and may in the future be, higher than expected, which has caused bluebird, and may in the future cause bluebird, to use cash more quickly than it expects or change or curtail some of its plans or both; substantial doubt exists regarding bluebird’s ability to continue as a going concern; bluebird’s expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than bluebird’s assumptions; the risk that additional funding may not be available on acceptable terms, or at all; risks related to bluebird's loan agreement, including the risk that operating restrictions could adversely affect bluebird's ability to conduct its business, the risk that bluebird will not achieve milestones required to access future tranches under the agreement, and the risk that bluebird will fail to comply with covenants under the agreement, including with respect to required cash and revenue levels, which could result in an event of default; the risk that the efficacy and safety results from bluebird’s prior and ongoing clinical trials will not continue or be seen in the commercial context; the risk that the QTCs experience delays in their ability to enroll or treat patients; the risk that bluebird experiences delays in establishing operational readiness across its supply chain ; the risk that there is not sufficient patient demand or payer reimbursement to support continued commercialization of the Company’s therapies; the risk of insertional oncogenic or other safety events associated with lentiviral vector, drug product, or myeloablation, including the risk of hematologic malignancy; the risk that bluebird’s products, including LYFGENIA, will not be successfully commercialized; and risks related to compliance with Nasdaq continued listing requirements. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, bluebird bio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Investors & Media

Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

Media:
Jess Rowlands, 857-299-6103
jess.rowlands@bluebirdbio.com